Exhibit 5.1

Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, Ohio 45202 O +1 513 361 1200 F +1 513 361 1201 squirepattonboggs.com

February 13, 2026

Valvoline Inc.
100 Valvoline Way, Suite 100
Lexington, KY 40509

    Re:     Registration Statement on Form S-8 Relating to the Valvoline Inc. 2026 Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Valvoline Inc., a Kentucky corporation (“Valvoline” or the “Company”), in connection with the preparation of Valvoline’s above-referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by Valvoline on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offer of an aggregate of 12,078,021 shares of Valvoline common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Valvoline Inc. 2026 Omnibus Incentive Plan (the “Plan”), consisting of (i) 10,000,000 shares of Common Stock issuable under the Plan; and (ii) 2,078,021 shares of Common Stock, representing any shares remaining available for the grant of awards as of January 28, 2026, the effective date of the Plan (the “Effective Date”), under the 2016 Valvoline Inc. Incentive Plan (the “Prior Plan”). The opinion is delivered to you pursuant to Item 8(a) of Form S-8 and Item 601(b)(5) of Regulations S-K of the Commission. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issuance of the shares of Common Stock.

In connection with the opinions expressed herein, we have examined such Company Board of Director resolutions, including the minutes and records of the Board of Directors’ proceedings taken in connection with the Plan and the issuance of the shares of Common Stock, as we have deemed necessary for purposes of such opinions. We have examined, among other documents, the following:

(i)A copy of the Amended and Restated Articles of Incorporation of the Company provided by the Secretary of State of the Commonwealth of Kentucky on February 11, 2026;

(ii)A copy of the Bylaws of the Company certified to us by the Company’s Secretary as being complete and correct and in full force and effect as of the date hereof;

(iii)A copy of a certificate dated February 10, 2026 of the Secretary of State of the Commonwealth of Kentucky as to the existence of the Company under the laws of the Commonwealth of Kentucky as of such date; and

(iv)A copy of the Registration Statement as filed by Valvoline with the Commonwealth.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of other officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, it is our opinion that the Common Stock to be issued pursuant to the Plan will, when issued and delivered in accordance with the Plan provisions, be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except those of the Commonwealth of Kentucky. The opinions expressed herein are based upon the laws in effect on the date hereof, and we assume no obligation to update, revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
Squire Patton Boggs (US) LLP